                                                                       EXHIBIT B

                                 PROMISSORY NOTE


Scottsdale, Arizona                                                March 2, 2001


     PROMISE TO PAY: For value received, the undersigned, La Luz Enterprises, L.L.C., an Arizona limited liability company ("Issuer"), promises to pay to the order of Mobility Electronics, Inc., a Delaware corporation or its successors or assigns ("Payee"), the Principal Amount (as defined below), together with interest on the unpaid balance of such amount, in lawful money of the United States of America, in accordance with all the terms, conditions, and covenants of this Note.

     ISSUER'S ADDRESS FOR NOTICE: 5528 Eubank Blvd., N.E., Suite 3, Albuquerque, New Mexico 87111.

     PAYEE'S ADDRESS FOR PAYMENT: 7955 East Redfield Road, Scottsdale, Arizona 85260.

     PRINCIPAL AMOUNT: One Hundred Ninety Nine Thousand Three Hundred and Eleven Dollars ($199,311) (the "Principal Amount").

     INTEREST RATE: 6.33% per annum; provided that in no event shall the rate hereunder be less than the mid-term applicable federal funds rate in effect at the date of this Note using the lowest 3 month rate as defined in Section 1274(d)(2) of the Internal Revenue Code of 1986.

     PAYMENT TERMS: Except as otherwise provided in this Note, the principal of, and all accrued but unpaid interest on this Note shall be due and payable on March 2, 2004. Notwithstanding the above, upon the sale by Issuer of any Shares (as defined in the Pledge Agreement (as defined below)), Issuer shall make a prepayment on this Note equal to the product of (i) the number of Shares sold multiplied by (ii) $2.90 per Share.

     Issuer may prepay all or any part of this Note without penalty or premium. Issuer's payments shall be applied on the first business day after Payee's receipt of such payments.

     1. INTEREST PROVISIONS:

        (a) Rate: The Principal Amount of this Note from time to time remaining unpaid prior to maturity shall bear interest at the Interest Rate per annum stated above.

        (b) Maximum Lawful Interest: The term "Maximum Lawful Rate" means the maximum rate of interest and the term "Maximum Lawful Amount" means the maximum amount of interest that are permissible under applicable state or federal law for the type of loan evidenced by this Note. If the Maximum Lawful Rate is increased by statute or other governmental action subsequent to the date of this Note, then the new Maximum Lawful Rate shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.

        (c) Spreading of Interest: Because of the possibility of irregular periodic balances of principal or premature payment, the total interest that will accrue under this Note cannot be determined in advance. Payee does not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Payee and Issuer agree that all amounts of interest, whenever contracted for, charged, or received by Payee, with respect to the loan of money evidenced by this Note, shall be spread, prorated, or allocated over the full period of time this Note is unpaid, including the period of any renewal or extension of this Note. If demand for payment of this Note is made by Payee prior to the full stated term, the total amount of interest contracted for, charged, or received to the time of such demand shall be spread, prorated, or allocated along with any interest thereafter accruing over the full period of time that this Note thereafter remains unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.

        (d) Excess Interest: At maturity (whether by acceleration or otherwise) or on earlier final payment of this Note, Payee shall compute the total amount of interest that has been contracted for, charged, or received by Payee or payable by Issuer under this Note and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged, or received by Payee. If such computation reflects that the total amount of interest that has been contracted for, charged, or received by Payee or payable by Issuer exceeds the Maximum Lawful Amount, then Payee shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Issuer. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements between Issuer and Payee so that under no circumstances shall the total interest contracted for, charged, or received by Payee exceed the Maximum Lawful Amount.

        (e) Interest After Late Payment: Unless an amount payable is capitalized as provided herein, the unpaid principal balance shall bear interest after it becomes due at the rate of 15% per annum; but never more than the Maximum Lawful Rate or at a rate that would cause the total interest contracted for, charged, or received by Payee to exceed the Maximum Lawful Amount.

     2. DEFAULT PROVISIONS:

        (a) Events Of Default And Acceleration Of Maturity: Payee may, without notice or demand accelerate the maturity of this note and declare the entire unpaid principal balance and accrued interest at once due and payable if:

            (i) there is default by Issuer in the payment of any installment of principal, interest or any other sum required to be paid under the terms of this Note, and such default continues for a period of five (5) days following written notice to Issuer specifying such default;

            (ii) there is default by Issuer in the performance of any covenant, condition, or agreement contained in this Note or in the Pledge Agreement, and such default continues for a period of thirty (30) days following written notice to Issuer specifying such default;

            (iii) if Issuer makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator, receiver or custodian (or similar official) of it or of any substantial part of its assets, or if Issuer commences any proceeding or case relating to it under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or takes any action to authorize any of the foregoing; or

            (iv) if any petition or application of the type described in subparagraph (c) immediately above is filed or if any such proceeding or case described in subparagraph (c) is commenced against Issuer and is not dismissed within sixty (60) days, or if Issuer indicates its approval thereof, consents thereto or acquiesces therein, or if an order is entered appointing any such liquidator or receiver or custodian (or similar official), or adjudicating Issuer bankrupt or insolvent, or approving a petition in any such proceeding, or if a decree or order for relief is entered in respect of Issuer in an involuntary case under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction.

        (b) Waiver By Issuer: ISSUER AND ALL OTHER PARTIES LIABLE FOR THIS NOTE WAIVE DEMAND, NOTICE OF INTENT TO DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, NOTICE OF PROTEST, GRACE, NOTICE OF DISHONOR, NOTICE OF INTENT TO ACCELERATE MATURITY, NOTICE OF ACCELERATION OF MATURITY, AND DILIGENCE IN COLLECTION.

        (c) Non-Waiver by Payee: Any previous extension of time, forbearance, failure to pursue some remedy, acceptance of late payments, or acceptance of partial payment by Payee, before or after maturity, does not constitute a waiver by Payee of its subsequent right to strictly enforce the collection of this Note according to its terms.

        (d) Other Remedies Not Required: Payee shall not be required to first file suit, exhaust all remedies, or enforce its rights against any security in order to enforce payment of this Note.

        (e) Attorney's Fees: If Payee requires the services of an attorney to enforce the payment of this Note or the performance of the Pledge Agreement, or if this Note is collected through any lawsuit, probate, bankruptcy, or other judicial proceeding, Issuer agrees to pay Payee an amount equal to its reasonable attorney's fees and other reasonable collection costs. This provision shall be limited by any applicable statutory restrictions relating to the collection of attorney's fees.

     3. MISCELLANEOUS PROVISIONS:

        (a) Successors and Assigns: The provisions of this Note shall be binding upon the successors and assigns of Issuer, and shall inure to the benefit of the successors and assigns of Payee; provided, however, that no obligations of Issuer hereunder can be assigned without Payee's prior written consent.

        (b) No Duty or Special Relationship: Issuer acknowledges that Payee has no duty of good faith to Issuer, and Issuer acknowledges that no fiduciary, trust, or other special relationship exists between Payee and Issuer; provided, however, the foregoing is not intended to abrogate any duties which may exist as the result of that Payee having been a director and executive officer of the Issuer. If Payee and Issuer are now engaged in or in the future engage in other business transactions, such other business transactions are independent of this Note and the indebtedness evidenced hereby and of the promises and covenants made by Issuer in this Note, and vice versa.

        (c) Security. This Note is secured by a security interest in certain shares of common stock of Payee issued to Issuer, as granted by that certain Pledge and Security Agreement, of even date herewith, by and between Issuer and Payee (the "Pledge Agreement") and a guaranty, of even date herewith, executed by Charles R. Mollo in favor of Payee.

        (d) Entire Agreement. Issuer warrants and represents to Payee that this Note, the Pledge Agreement and the Guaranty constitute the entire agreement between Issuer and Payee with respect to the indebtedness evidenced by this Note and agrees that no modification, amendment, or additional agreement with respect to such indebtedness will be valid and enforceable unless made in writing signed by both Issuer and Payee.

        (e) Issuer's Address for Notice: All notices required to be sent by Payee to Issuer shall be sent by U.S. Mail, postage prepaid, to Issuer's Address for Notice stated on the first page of this Note, until Payee shall receive written notification from Issuer of a new address for notice.

        (f) Payee's Address for Payment: All sums payable by Issuer to Payee shall be paid at Payee's Address for Payment stated on the first page of this Note, or at such other address as Payee shall designate from time to time.

        (g) Partial Invalidity: The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein, and the invalidity or unenforceability of any provision of this Note, the Pledge Agreement or the Guaranty as to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

        (h) Applicable Law: Venue & Jurisdiction: This Note shall be construed in accordance with the applicable laws of the state of Delaware and the laws of the United States of America applicable to transactions in Delaware and venue for any action concerning this note shall be exclusively in Maricopa County, Arizona.

     EXECUTED as of the date first set forth above.


                                       ISSUER:

                                       LA LUZ ENTERPRISES, L.L.C.


                                       By: /s/ CHARLES R. MOLLO
                                           -----------------------------------
                                           Charles R. Mollo, Manager

                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is entered into by and between Mobility Electronics, Inc., a Delaware corporation (the "Corporation"), and La Luz Enterprises, L.L.C., an Arizona limited liability company and an affiliate of Charles R. Mollo ("Executive"), as of March 2, 2001.

                                     RECITAL


     To provide incentive for Charles R. Mollo to serve as an executive officer of the Corporation, the Corporation desires to issue to Executive, and Executive desires to purchase from the Corporation, 68,966 shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Corporation on the terms and conditions set forth in this Agreement.

     1. Issuance of Shares. The Corporation hereby issues to Executive in exchange for the Purchase Price, 68,966 shares of Common Stock (the "Shares"). The purchase price of the Shares is $2.90 per Share, for a total purchase price of $200,001.40 (the "Purchase Price"). The Purchase Price shall be paid simultaneously with the execution of this Agreement by the parties hereto. Executive shall pay the Purchase Price by delivering to the Corporation (i) $690.40 in cash; and (ii) a promissory note in the original principal amount of $199,311.00, and in the form attached hereto as Exhibit A and incorporated by reference herein (the "Note"). The Note shall be secured by a security interest in the Shares pursuant to a Pledge and Security Agreement in the form attached hereto as Exhibit B and incorporated by reference herein and a Guaranty in the form attached hereto as Exhibit C.

     2. Delivery of Certificates. Promptly after the execution of this Agreement, the Corporation shall deliver to Executive certificates evidencing the Shares. The Shares for all purposes shall be considered issued on the date of this Agreement.

     3. Investment Matters. Executive acknowledges and agrees that: (i) Charles
R. Mollo is an executive officer of the Corporation, and in such capacity Executive has knowledge of all material information concerning the Corporation;
(ii) Executive is purchasing the Shares for his own account, for investment purposes and not for resale or with a view to any distribution; (iii) the Shares are "restricted securities" as they have not been registered under the Securities Act of 1933, as amended (the "Act"), and they may not be resold or transferred without compliance with the registration or qualification provisions of the Act and other applicable federal and state securities laws or an opinion of counsel acceptable to the Corporation that an exemption from such registration and qualification requirements is available; (iv) he understands and fully appreciates the merits and risks of an investment in the Shares and is capable of sustaining a total loss on this investment; and (v) Executive is controlled by Charles R. Mollo.

     4. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when delivered in person, or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

        If to Executive:               La Luz Enterprises, L.L.C.
                                       5528 Eubank Blvd., N.E., Suite 3
                                       Albuquerque, New Mexico 87111

        If to the Corporation:         Mobility Electronics, Inc.
                                       7955 East Redfield Road
                                       Scottsdale, Arizona 85260
                                       Attn: Chief Financial Officer

     5. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and statements, written or oral, with respect thereto.

     6. Severability. In the event that one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     7. Further Assurances. Executive and the Corporation agree to take all actions reasonably necessary to effectuate the intents and purposes of this Agreement.

     8. Delaware Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of Delaware, and all obligations of the parties created hereunder are performable in Maricopa County, Arizona.

     9. Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

     10. Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the extent permitted by this Agreement, their successors and assigns.

     11. Amendment. This Agreement may be amended or modified only by a writing executed by the parties.

     12. Waiver. No term or condition of this Agreement shall be deemed to have been waived by a party, nor shall there be any estoppel against the enforcement by a party of any provisions of this Agreement, except by written instrument executed by the other party. No such written waiver by a party shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific terms or conditions waived and shall not constitute a waiver of such terms or conditions for the future or as to any act other than that specifically waived.

     13. Counterparts. This Agreement may be executed in multiple counterparts all of which shall constitute one agreement and each of which shall constitute an original of this Agreement.

     Dated as of the date first written above.


                                       MOBILITY ELECTRONICS, INC.


                                       By: /s/ R. WINTERICH
                                           -------------------------------------
                                       Its: VP & CFO
                                            ------------------------------------


                                       LA LUZ ENTERPRISES, L.L.C.


                                       By: /s/ CHARLES R. MOLLO
                                           -------------------------------------
                                           Charles R. Mollo, Manager

                          PLEDGE AND SECURITY AGREEMENT


     This Pledge and Security Agreement ("Agreement") is made and entered into as of March 2, 2001, by and between Mobility Electronics, Inc., a Delaware corporation ("Secured Party"), and La Luz Enterprises, L.L.C., an Arizona limited liability company ("Debtor").

                                       I.
                       COLLATERAL AND SECURED INDEBTEDNESS

     1.1 Grant of Security Interest. Debtor hereby assigns and pledges to Secured Party, and hereby grants to Secured Party a security interest in 68,966 shares (the "Shares") of the common stock, par value $0.01 per share, owned by Debtor of Secured Party, as evidenced by a certificate delivered to Secured Party simultaneously with the execution of this Agreement; and all distributions, fees, dividends, preferences, payments and other benefits which Debtor is now and may hereafter be entitled to receive with respect to such shares; and all proceeds (cash and non-cash) arising out of the sale, exchange, collection or other disposition of all or any portion of the Shares (collectively, the "Collateral"). In the event that Debtor receives any additional shares of capital stock of Secured Party by way of a stock split or stock dividend, the Debtor shall promptly deliver to the Secured Party certificates evidencing such shares along with appropriate stock powers duly endorsed in blank.

     1.2 Secured Obligations. This Agreement and the security interest herein created shall secure full and punctual payment and performance of the following indebtedness, duties and obligations (hereinafter collectively called the "Secured Obligations"):

         (a) All principal, interest, fees and other amounts payable to the Secured Party pursuant to the terms and provisions of that certain Promissory Note, of even date herewith, issued by Debtor to Secured Party in the original principal amount of $199,311 (the "Note"), including all extensions, renewals, modifications, increases or substitutions thereof; and

         (b) All interest, charges, expenses, attorney's and other legal fees and any other sums incurred by Secured Party in connection with the enforcement of Secured Party's rights and remedies hereunder.

                                       II.
                         REPRESENTATIONS AND WARRANTIES;
                               FURTHER ASSURANCES

     2.1 Representations and Warranties. Debtor hereby represents and warrants to Secured Party as follows:

         (a) Debtor has good and marketable title to the Collateral free and clear of any lien, security interest, shareholders agreement, calls, charge or encumbrance, except for the security interest created by this Agreement in favor of the Secured Party. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except as may have been filed in favor of Secured Party relating to this Agreement.

         (b) Debtor has the lawful right, power and authority to grant a security interest in the Collateral. This Agreement, together with all filings and other actions necessary or desirable to perfect and protect such security interest, which have been duly taken, create a valid and perfected first priority security interest in the Collateral securing the payment and performance of the Secured Obligations.

                                      III.
                          PARTIAL RELEASE OF COLLATERAL

     Upon the delivery to the Secured Party by Debtor of a written notice requesting that a specified number of shares representing the Collateral be released from this Agreement, and either (i) Debtor delivers to Secured Party cash in the amount of $2.90 multiplied by the number of Shares to be released; or (ii) Debtor provides assurances acceptable to the Secured Party that the Shares that are to be released will be sold through a broker acceptable to the Secured Party, and such broker unconditionally and irrevocably undertakes to deliver to the Secured Party a portion of the proceeds from such sale equal to the amount set forth in (i), the Secured Party shall release from the security interest granted herein the number of Shares specified in the notice. The amount set forth in subpart (i) of the preceding sentence will be applied to the outstanding principal and interest balance of the Note as provided therein. Such release of any shares from the security interest created in this Agreement shall not affect Secured Party's security interest in any other Collateral.

                                       IV.
                              DEFAULT AND REMEDIES

     4.1 Events of Default. An Event of Default (herein so called) shall exist upon the failure of Debtor to make when due any scheduled payment under the Note or any other Secured Obligations.

     4.2 Remedies of Secured Party. Upon the occurrence of an Event of Default:

         (a) Secured Party may, without notice or demand, accelerate the maturity of the Note and declare the entire unpaid principal balance and accrued interest at once due and payable.

         (b) Secured Party may, at Secured Party's option and at the expense of Debtor, either in Secured Party's own right or in the name of Debtor and in the same manner and to the same extent that Debtor might reasonably so act if this Agreement had not been made,

                  (i) do all things requisite, convenient, or necessary to enforce the performance and observance of all rights, remedies and privileges of Debtor arising from the Collateral, or any part thereof, including, but not limited to, compromising, waiving, excusing, or in any manner releasing or discharging any obligation of any party to or arising from the Collateral;

                  (ii) sue or otherwise collect and receive money attributable to the Collateral; and

                  (iii) exercise any other lawfully available powers or remedies, and do all other things which Secured Party deems requisite, convenient or necessary or which the Secured Party deems proper to protect the security interest herein granted.

         (c) Secured Party may foreclose this Agreement in the manner now or hereafter provided or permitted by law and shall have the immediate right to receivership pending foreclosure, and may upon such reasonable notification prior thereto as may be required by applicable law (Debtor hereby agreeing that 10 days notice is commercially reasonable), sell, assign, transfer or otherwise dispose of the Collateral at public or private sale, in whole or in part, and Secured Party may, in its own name or as the irrevocably appointed attorney-in-fact of Debtor effectively assign and transfer the Collateral, or any part thereof, absolutely, and execute and deliver all necessary assignments, conveyances, bills of sale and other instruments with power to substitute one or more persons or corporations with like power. Any such foreclosure sale, assignment, or transfer shall, to the extent permitted by law, be a perpetual bar, both at law and in equity, against Debtor and all persons and corporations lawfully claiming by or through or under Debtor.

         (d) Any such foreclosure sale may be adjourned from time to time provided that at least ten days notice of the continuation of such sale is given to Debtor. Upon any sale, Secured Party may bid for and purchase the Collateral, or any part thereof, and upon compliance with the terms of sale may hold, retain, possess and dispose of the Collateral, in its absolute right without further accountability. Secured Party shall have the right to be credited on the amount of its bid a corresponding amount of the Secured Obligations as of the date of such sale.

     4.3 Application of Proceeds. Except as otherwise required by applicable law, Secured Party may apply the proceeds of any foreclosure sale hereunder as follows:

         (a) first, to the payment of all costs and expenses of any foreclosure and collection hereunder and all proceedings in connection therewith, including reasonable attorneys' fees;

         (b) then, to the reimbursement of Secured Party for all disbursements made by Secured Party for taxes, assessments or liens superior to the security interest hereof and which Secured Party shall deem expedient to pay in order to protect its interest in the Collateral;

         (c) then, to the reimbursement of Secured Party of any other disbursements made by Secured Party in accordance with the terms hereof;

         (d) then, to or among the amounts of fees, interest and principal then outstanding and unpaid in respect of the Secured Obligations, in such priority as Secured Party may determine in its discretion; and

         (e) the remainder of such proceeds, if any, shall be paid to the record owner of the Collateral.

     4.4 Enforcement of Secured Obligation. Nothing in this Agreement or in any other agreement shall affect or impair the unconditional and absolute right of the Secured Party to enforce the Secured Obligations as and when the same shall become due in accordance with the terms of the Note or other documents evidencing the Secured Obligations.

                                       V.
                             RIGHTS OF SECURED PARTY

     5.1 Subrogation. Upon the occurrence of an Event of Default, Secured Party, at its election, may subrogate to all of the interest, rights and remedies of Debtor, in respect to any of the Collateral or agreements pertaining thereto.

     5.2 Secured Party Appointed Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party as attorney-in-fact of Debtor, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party or otherwise, from time to time on Secured Party's discretion and upon the occurrence of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and (b) to assign and transfer the Collateral, or any part thereof, absolutely and to execute and deliver endorsements, assignments, conveyances, bills of sale and other instruments with power to substitute one or more persons or corporation with like power.

     5.3 Performance by Secured Party. If Debtor fails to perform any agreement contained herein, Secured Party may itself perform, or cause the performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 5.8. In no event, however, shall Secured Party have any obligation or duties whatsoever to perform any covenant or agreement of Debtor contained herein, and any such performance by Secured party shall be wholly discretionary with Secured Party.

     5.4 Duties of Secured Party. The powers conferred upon Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for money actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     5.5 No Liability of Secured Party. Neither the acceptance of this Agreement by Secured Party, nor the exercise of any rights hereunder by Secured Party, shall be construed in any way as an assumption by Secured Party of any obligations, responsibilities or duties of Debtor arising in connection with the Collateral assigned hereunder or otherwise bind Secured Party to the performance of any obligations respecting the Collateral, it being expressly understood that Secured Party shall not be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Debtor in respect of any of the Collateral, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith.

     5.6 Right of Secured Party to Defend Action Affecting Security. Secured Party may, at the expense of Debtor, appear in and defend any action or proceeding at law or in equity purporting to affect Secured Party's security interest under this Agreement.

     5.7 Right of Secured Party to Prevent or Remedy Default. If Debtor shall fail to perform any of the covenants, conditions and agreements required to be performed and observed by Debtor in respect of the Collateral, Secured Party (a) may but shall not be obligated to take any action Secured Party deems necessary or desirable to prevent or remedy any such default by Debtor or otherwise to protect the security interest of Secured Party under this Agreement, and (b) shall have the absolute and immediate right to take possession of the Collateral or any part thereof (to the extent Secured Party has not previously taken possession) to such extent and as often as the Secured Party, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Debtor, or otherwise to protect the security of this Agreement. Secured Party may advance or expend such sums of money for the account of Debtor as Secured Party in its sole discretion deems necessary for any such purpose.

     5.8 Secured Party's Expenses. All reasonable advances, costs, expenses, charges and attorneys' fees which Secured Party may make, pay or incur under any provision of this Agreement for the protection of its security or for the enforcement of any of its rights hereunder, or in foreclosure proceedings commenced and subsequently abandoned, or in any dispute or litigation in which Secured Party or the holder of any of the Secured Obligations may become involved by reason of or arising out of the Note or other Secured Obligations or the Collateral shall be a part of the Secured Obligations and shall bear interest until paid at the rate chargeable on the Note but not to exceed the maximum rate of interest permitted by applicable law, from the date of such payment until repaid by Debtor.

     5.9 No Waiver. In case Secured Party shall have proceeded to enforce any right or remedy hereunder and such proceedings shall have been discontinued or abandoned for any reason, then in every such case, Debtor and Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Secured Party shall continue as if no such proceeding had been taken. No failure or delay on the part of Secured Party in exercising any right, remedy or power under this Agreement or in giving or insisting upon strict performance by Debtor hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Secured Party, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Debtor of any and all of the terms and provisions of this Agreement to be performed by the Debtor. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise of the rights of Secured Party contained in this Agreement, shall not cure or waive any default, or affect any notice of default, or invalidate any acts done pursuant to such notice. No waiver by Secured Party of any breach or default of or by any party hereunder shall be deemed to alter or affect Secured Party's rights hereunder with respect to any prior or subsequent default.

     5.10 Remedies. No right or remedy herein reserved to Secured Party is intended to be exclusive of any other right or remedy, but each and every such remedy shall be cumulative, not in lieu of, but in addition to any other rights or remedies given under this Agreement and all other security documents. Any and all of Secured Party's rights and remedies may be exercised from time to time and as often as such exercise as deemed necessary or desirable by Secured Party.

     5.11 Right of Secured Party to Extend Time of Payment, Substitute, Release Security, Etc. Without affecting the liability of any person, including Debtor, for the payment of any of the Secured Obligations or the lien of this Agreement on the Collateral, or the remainder thereof, for the full amount of any indebtedness unpaid, Secured Party may from time to time, without notice or without affecting or impairing any of Secured Party's rights under this
Agreement: (a) release any person liable for the payment of any of such indebtedness, (b) extend the time or otherwise alter the terms of payment of any of such indebtedness, (c) accept additional security therefor of any kind, including deeds of trust or mortgages, (d) alter, substitute or release any property securing the Secured Obligations, (e) resort for the payment of all or any portion of the Secured Obligations to its several securities therefor in such order and manner as it may deem fit, or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

     5.12 Dividends. Upon the occurrence of an Event of Default, Secured Party shall be entitled to any dividends, fees, receipts, payments or other disbursements, attributable in any way to the Collateral. Debtor shall take all actions necessary to cause the payor of such disbursements to make such disbursements directly to Secured Party on account of Debtor. Such amounts, when received by Debtor, will be applied to the outstanding balance of the Note or the other Secured Obligations, as determined by Secured Party. At all times during the term of this Agreement, Secured Party will be entitled to all stock dividends and proceeds of the Collateral.

     5.13 Delivery of Certificates. Simultaneously with the execution of this Agreement, Debtor shall deliver to Secured Party all certificates or other documentation evidencing the Collateral, along with such endorsements or stock powers as the Secured Party may request. In the event that Debtor receives any certificates evidencing the Collateral, Debtor shall within three days of receipt, deliver such certificates to Secured Party along with appropriate stock powers executed in blank.

                                       VI.
                                  MISCELLANEOUS

     6.1 Terms Commercially Reasonable. The terms of this Agreement shall be deemed commercially reasonable within the meaning of the Uniform Commercial Code in effect and applicable hereto.

     6.2 Notices. Any notices or demands required or permitted to be given hereunder shall be deemed sufficiently given if in writing and personally delivered or mailed by registered or certified mail, return receipt requested (with all postage and charges prepaid), addressed as follows:

               To Secured Party:               Mobility Electronics, Inc.
                                               7955 East Redfield Road
                                               Scottsdale, Arizona 85260
                                               Attn: Board of Directors

               Debtor:                         La Luz Enterprises, L.L.C.
                                               5528 Eubank Blvd., N.E., Suite 3
                                               Albuquerque, New Mexico 87111

or at such other address as the above parties may from time to time designate by written notice to the other given in accordance with this Section 6.2. Any such notice, if personally delivered shall be deemed to have been given on the date so delivered or, if mailed, be deemed to have been given on the third day after such notice is placed in the United States mail in accordance with this Section 6.2.

     6.3 Definitions. The terms "advances," costs," and "expenses" shall include, but shall not be limited to, attorneys' fees whenever incurred. The terms "indebtedness" and "obligations" shall mean and include, but shall not be limited to, all claims, demands, obligations and liabilities whatsoever, however arising, whether owing by Debtor individually or as a joint venturer, or jointly or in common with any other party, and whether absolute or contingent, and whether owing by Debtor as principal debtor or as accommodation maker or as endorser, liquidated or unliquidated, and whenever contracted, accrued or payable. In this Agreement, whenever the context so requires, the neuter gender includes the masculine and feminine, and the singular number includes the plural and vice versa.

     6.4 Paragraph Headings. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope of intent of any provisions of this Agreement.

     6.5 Change, Amendment, Etc. No change, amendment, modification, cancellation or discharge of any provision of this Agreement shall be valid unless consented to in writing by Secured Party.

     6.6 Assignment of Secured Party's Interest. Secured Party shall have the right to assign all or any portion of its rights in this Agreement to any subsequent holder of the Note or other instrument evidencing the Secured Obligations.

     6.7 Parties in Interest. As and when used herein, the term "Debtor" shall mean and include the Debtor herein named and its successors and permitted assigns, and the term "Secured Party" shall mean and include the Secured Party herein named and its successors and assigns, and all covenants and agreements herein shall be binding upon and inure to the benefit of Debtor, Secured Party and their respective successors and permitted assigns.

     6.8 Applicable Law. This Agreement shall be construed, interpreted and enforceable under and pursuant to the laws of the State of Delaware. If any provision of this Agreement is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Agreement shall remain unaffected.

     6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, Debtor and Secured Party have executed these presents on the day and year first above written.

                                     DEBTOR:

                                     LA LUZ ENTERPRISES, L.L.C.


                                     By: /s/ CHARLES R. MOLLO
                                         ---------------------------------------
                                         Charles R. Mollo, Manager



                                     SECURED PARTY:


                                     MOBILITY ELECTRONICS, INC.

                                     By: /s/ R. WINTERICH
                                         ---------------------------------------
                                     Its: VP & CFO
                                          --------------------------------------

                                    GUARANTY


         This Guaranty (this "Guaranty") is executed as of March 2, 2001, by Charles R. Mollo ("Guarantor"), in favor of, Mobility Electronics, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:


         WHEREAS, the Company has issued to La Luz Enterprises, L.L.C., an Arizona limited liability company and an affiliate of Guarantor ("Affiliate"), 68,966 shares (the "Shares") of the common stock, par value $0.01 per share, of the Company, the payment for which Shares was substantially made by the delivery to the Company by Affiliate of that certain promissory note, of even date herewith, executed by Affiliate and payable to the order of the Company in the principal amount of $199,311 (the "Note"); and

         WHEREAS, the sale of the Shares was to be made to Guarantor (and similar sales are being made to other executive officers of the Company), but at Guarantor's request was instead made to Affiliate; and

         WHEREAS, as a condition to accepting the Note as payment for the Shares, the Company has required that Guarantor execute and deliver to the Company this Guaranty;

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

         1. Guarantor hereby absolutely and unconditionally guarantees (a) the prompt, complete and full payment when due, and no matter how such shall become due, of (i) the entire outstanding principal balance of the Note and any and all interest accrued thereon, and (ii) any and all costs, expenses and other amounts owed to the Company by Affiliate with respect to the Note, and (b) that Affiliate will properly and timely perform any and all obligations contained in any documents evidencing, securing, renewing, extending or pertaining to the Note. All guaranteed obligations described in this Section 1 are herein collectively referred to as "Guaranteed Indebtedness."

         2. If Guarantor is or becomes liable for any indebtedness owing by Affiliate to the Company by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Company hereunder shall be cumulative of any and all other rights that the Company may ever have against Guarantor. The exercise by the Company of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Without in any way diminishing the generality of the foregoing portion of this Section 2, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty to any and all other guaranties heretofore or hereafter executed and delivered to the Company by any guarantor in favor of the Company relating to indebtedness of Affiliate to the Company, and nothing herein shall ever be deemed to replace or be in lieu of any other of such previous or subsequent guaranties.

         3. In the event of default by Affiliate in payment of the Guaranteed Indebtedness, or any part thereof, when such indebtedness becomes due, either by its terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand and without: (i) further notice of dishonor; any notice having been given to Guarantor previous to such demand of the acceptance by the Company of this Guaranty; and (iii) any notice having been given to Guarantor previous to such demand of the creating or incurring of such indebtedness, pay the amount due thereon to the Company, at 7955 East Redfield Road, Scottsdale, Arizona 85260, or such other address as the Company shall advise Guarantor in writing, and it shall not be necessary for the Company, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against Affiliate or others liable on such indebtedness, to have Affiliate joined with Guarantor in any suit brought under this Guaranty or to enforce its rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event the Company elects to enforce and/or exercise any remedies it may possess with respect to any security for the Guaranteed Indebtedness prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing the Company on the Guaranteed Indebtedness and not repaid or recovered incident to the exercise of such remedies.

         4. Notice to Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Guaranteed Indebtedness and each item thereof, are hereby expressly waived by Guarantor.

         5. Each payment on the Guaranteed Indebtedness shall be deemed to have been made by Affiliate unless express written notice is given to the Company at the time of such payment that such payment is made by Guarantor as specified in such notice.

         6. If all or any part of the Guaranteed Indebtedness at any time be secured, Guarantor agree that the Company may at any time and from time to time, at its discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Note or amend or modify in whole or in part the Note or any documents executed in connection with same without impairing or diminishing the obligations of Guarantor hereunder. Guarantor further agrees that if Affiliate executes in favor of the Company any collateral agreement, mortgage or other security instrument, the exercise by the Company of any right or remedy thereby conferred on the Company shall be wholly discretionary with the Company, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that the Company shall not be liable for its failure to use diligence in the collection of the Guaranteed Indebtedness or in preserving the liability of any person liable for the Guaranteed Indebtedness, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any person liable on the Guaranteed Indebtedness, or any part thereof.

         7. Guarantor agrees that the Company, in its discretion, may (i) bring suit against all guarantors of the Guaranteed Indebtedness jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of such guarantors for such consideration as the Company may deem proper, and
(iii) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of the Company to collect the

Guaranteed Indebtedness (or the unpaid balance thereof) from other such guarantors of the Guaranteed Indebtedness, or any of them, not so sued, settled with or released.

         8. In the event of the death of Guarantor, the obligation of the estate of Guarantor shall continue in full force and effect as to (i) the Guaranteed Indebtedness, as it exists at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of Affiliate after the date of death of Guarantor pursuant to an obligation of the Company under a commitment made to Affiliate prior to the date of such death, subject only to the limitation, if any be herein specified, on the amount of the Guaranteed Indebtedness.

         9. This Guaranty is for the benefit of the Company, its successors and assigns, and in the event of an assignment by the Company (or its successors or assigns) of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. Subject to Section 8 above, this Guaranty is binding, not only on Guarantor, but on the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor.

         10. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Company, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar other circumstances. No delay or omission by the Company in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of the Company hereunder are cumulative of each other and of every other right or remedy which the Company may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         11. No provision herein or in the Note or in any promissory note, instrument or other loan document executed by Affiliate or Guarantor evidencing the Guaranteed Indebtedness shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other loan document, the provisions of this paragraph shall govern, and neither Affiliate nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other loan documents executed by Affiliate or Guarantor evidencing the Guaranteed Indebtedness shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

         12. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay the Company all costs and expenses (including court costs and reasonable attorneys fees) incurred by the Company in the enforcement hereof.

         13. The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Affiliate, or any proceedings affecting the status, existence of assets of Affiliate or other similar proceedings instituted by or against Affiliate and affecting the assets of Affiliate.

         14. Guarantor understands and agrees that any amounts of Guarantor on account with the Company may be offset to satisfy the obligations of Guarantor hereunder.

         15. Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by Affiliate to Guarantor to the indebtedness evidenced by the Note and agrees after the occurrence of a default under the Guaranteed Indebtedness, or any event which with notice, lapse of time, or both, would constitute a default under the Guaranteed Indebtedness, not to permit Affiliate to repay, or to accept payment from Affiliate of, such indebtedness or any part thereof without the prior written consent of the Company.

         16. Guarantor hereby waives any and all rights of subrogation to which Guarantor may otherwise be entitled against Affiliate and Guarantor until such time as the Note is paid in full.

         17. THIS GUARANTY IS BEING EXECUTED AND DELIVERED, AND IN INTENDED TO BE PERFORMED, IN THE STATE OF DELAWARE, AND THE SUBSTANTIVE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY, UNLESS THE LAWS OF ANOTHER STATE REQUIRE THE APPLICATION OF THE LAWS OF SUCH STATE.

         18. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

         EXECUTED as of the date first above written.

                                   GUARANTOR:



                                   /s/ CHARLES R. MOLLO
                                   ----------------------------------
                                   Charles R. Mollo